Exhibit 4.1

AEP INDUSTRIES INC.

2005 Stock Option Plan

1.                                      Purposes of Plan.  The purposes of this Plan are (a) to provide incentives for key employees of the Company and its Subsidiary or Parent corporations, and for members of the Board of Directors of the Company, by encouraging their ownership of Stock and (b) to aid the Company in retaining such key employees and Board members, upon whose efforts the Company’s success and future growth depends, and attracting other such employees and Board members.

2.                                      Definitions.  Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

(a)                                  “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)                                 “Agreement”  means a written agreement implementing the grant of each Award signed by an authorized officer of the Company and by the Participant.

(c)                                  “Award” means individually or collectively, a grant under this Plan of Non-qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, Performance Shares, or Other Stock Unit Awards, including a grant of Non-qualified Stock Options pursuant to Section 12 below.  Each Award shall be evidenced by an Agreement containing such terms and conditions as the Committee may approve, in addition to any applicable terms and conditions specified in the Plan.

(d)                                 “Award Date” or “Grant Date” means the date on which an Award is made by the Committee or the Board of Directors under this Plan or automatic grant under Section 12.

(e)                                  “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

(f)                                    “Board” or “Board of Directors” means the Board of Directors of the Company.

(g)                                 “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i) Any person, corporation or other entity or group, including any “group” as defined in Section 13(d)(3) of the Exchange Act other than (A) those persons in control of the Company on the Effective Date, (B) any person acting on behalf of the Company in a distribution of stock to the public, or (C) a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of directors of the Company; or

(ii) As the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or its assets; or

(iii) If at any time, (A) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (B) any Person shall consolidate with, or merge with, the Company, and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (C) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a Subsidiary of any other Person, or (D) the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons.

(h)                                 “Code” means the Internal Revenue Code of 1986 and any successor statute thereto, as amended.

(i)                                     “Committee” shall mean the Stock Option Committee of the Board of Directors.

(j)                                     “Company” means AEP Industries Inc., or any successor thereto as provided in Article 18 herein.

(k)                                  “Continuing Director” means an individual who was a member of the Board of Directors on the Effective Date or whose subsequent nomination for election or reelection to the Board of Directors was recommended or approved by the affirmative vote of two-thirds of the members of the Board on the Effective Date who were then in office.

(l)                                     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)                               “Fair Market Value” on a particular day means the last sale price regular way on such day or if such day is not a business day on the preceding business day, on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported by such exchange, or if the Common Stock is not listed or admitted to trading on any national securities exchange, in the over-the-counter market on such day, as reported on the Nasdaq National Market (“Nasdaq”), or if there are no such prices reported on such exchange or Nasdaq on such day, the average of the closing high bid and low asking price of the Stock as reported by such exchange or Nasdaq, and if there be none, then as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose.  If there is no bid or asked price reported on any such day, the market value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee.

In the case of an Incentive Stock Option, if the foregoing method of determining fair market value should be inconsistent with Section 422 of the Code, “Fair Market Value” shall be determined by the Committee in a manner consistent with such section of the Code and shall mean the value as so determined.

(n)                                 “Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Section 6 herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.

(o)                                 “Key Employee” means an officer or other key employee of the Company or its Parent or Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries.

(p)                                 “Non-qualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Section 6 or 12 herein, which is not intended to be an Incentive Stock Option.

(q)                                 “Option” means an Incentive Stock Option or a Non-qualified Stock Option.

(r)                                    “Other Stock Unit Award” means awards of Stock or other awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other securities of the Company.

(s)                                  “Outside Director” means a member of the Board who is not an employee of the Company or any Subsidiary or Affiliate.

(t)                                    “Parent” means a parent corporation of the Company within the means of Section 424(c) of the Code.

(u)                                 “Participant” means a Key Employee or Outside Director who has been granted an Award under the Plan.

(v)                                 “Performance Award” means a performance-based Award, which may be in the form of either Performance Shares or Performance Units.

(w)                               “Performance Share” means an Award, designated as a Performance

Share, granted to a Participant pursuant to Section 9 herein, the value of which is determined by the Fair Market Value of Company Stock in a manner deemed appropriate by the Committee and described in the Agreement.

(x)                                   “Performance Unit” means an Award, designated as a Performance Unit, granted to a Participant pursuant to Section 9 herein, the value of which is determined, in whole or in part, by the attainment of preestablished goals relating to Company financial or operating performance as deemed appropriate by the Committee and described in the Agreement but which is not determined by reference to the Fair Market Value of Common Stock.

(y)                                 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Section 8 herein.

(z)                                   “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

(aa)                            “Plan” means the AEP Industries Inc. 2005 Stock Option Plan, as hereafter from time to time amended.

(bb)                          “Related Option” means an Incentive Stock Option or a Non-qualified Stock Option granted in conjunction with the grant of a Stock Appreciation Right.

(cc)                            “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Section 8 herein.

(dd)                          “Rule 16b-3” means Rule 16b-3 adopted pursuant to Section 16(b) of the Exchange Act A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 adopted after the effective date of the Plan’s adoption.

(ee)                            “Secretary” means the officer designated as the Secretary of the Company.

(ff)                                “Section 16 Person” means a Participant who is subject to Section 16(b) of the Exchange Act with respect to transactions involving Company Stock.

(gg)                          “Stock” or “Shares” means the common stock of the Company, $.01 par value.

(hh)                          “Stock Appreciation Right” or “SAR” means an Award, designated as a Stock Appreciation Right, granted to a Participant pursuant to Section 7 herein.

(ii)                                  “Subsidiary” shall mean, a subsidiary of the Company within the meaning of Code Section 424(f).

3.             Administration.

(a) The Plan shall be administered by a Committee, which shall consist of not less than four members of the Board.  Subject to the provisions of the next sentence, the Committee shall be the Stock Option Committee unless the Board shall appoint another Board committee to administer the Plan.  Unless the Board determines otherwise, (i) all members of the Committee shall be “outside directors” as described in Code Section 162(m), and (ii) no person shall be appointed to or serve as a member of the Committee unless at the time of such appointment and service he shall be a “non-employee director,” as defined in Rule 16b-3.  The Committee, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, make such determinations and interpretations, and take such other administrative actions as it deems necessary or advisable.

(b) The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee.  In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to grant Awards and to determine the terms and conditions of the Awards; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan; (iv) to establish, amend, or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any Award, the end of a Performance Period or termination of any Period of Restriction; (vi) to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to the Participant, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award; and (vii) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.  All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including Participants and their legal representatives and beneficiaries.  In addition to the automatic grants of Non-qualified Stock Options to be made annually to Outside Directors pursuant to Section 12 of the Plan, the Committee or the Board of Directors shall have the right to make additional grants of Non-qualified Stock Options to Outside Directors provided that each such grant complies with, and/or is conditioned upon, compliance with subdivision (d) of Rule 16b-3.

(c) The Board of Directors shall designate one of the members of the Committee as its Chairman.  The Committee shall hold its meetings at such times and places as it may determine.  A majority of its members shall constitute a quorum.  All determinations of the Committee shall be made by a majority of its members.  Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held.  The Committee may appoint a secretary (who need not be a member of the Committee).  No member of the Committee shall be liable for any act or omission with respect to his service on the Committee, if he acts in good faith and in a manner he reasonably believes to be in, or not opposed to, the best interests of the Company.  Service on the Committee shall constitute service as a director of the Company for all purposes.

4.                                      Stock Available.  Subject to adjustment as provided in Section 13 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan on or after January 1, 2005, shall not exceed 1,000,000 and the maximum number of Shares that may be issued to any Participant pursuant to Awards made under the Plan on or after January 1, 2005, shall not exceed 250,000.  Shares of Stock used for purposes of the Plan may be either authorized and unissued Shares, or previously issued Shares held in the treasury of the Company, or both.  Except as provided below in this Section 4, the issuance of Shares in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.  If any Award granted under this Plan terminates, expires, or lapses for any reason other than by virtue of exercise of the Awards, or if Shares issued pursuant to Awards are forfeited, any Shares subject to such Award or forfeiture again shall be available for the grant of an Award under the Plan; provided that any such Shares shall be available for the grant of an Award to a Section 16 Person only if the forfeiting employee received no benefits of ownership such as dividends (but excluding voting rights) from the Shares and Rule 16b-3 would in the opinion of the Committee otherwise be satisfied.  In the event that a Participant pays the Option Price for Shares pursuant to the exercise of an Option with previously acquired Shares, the number of Shares available for future Awards under the Plan shall be reduced only by the net number of new Shares issued upon the exercise of the Option, provided that the number of Shares available for future Awards to Section 16 Persons under the Plan shall be reduced only by the net number of new Shares issued upon the exercise of the Option only if Rule 16b-3 would in the opinion of the Committee be satisfied.

5.             Eligibility.  Awards under the Plan may be granted to Key Employees of the Company or any Subsidiary or Parent, including Key Employees who are officers or directors of the Company or any Subsidiary or Parent.  Awards may be granted to eligible employees whether or not they hold or have held Awards previously granted under the Plan or otherwise granted or assumed by the Company.  In selecting employees for Awards, the Committee may take into consideration any factors it may deem relevant, including its estimate of the employee’s present and potential contributions to the success of the Company and its Subsidiaries.

6.             Stock Options.

(a)                                  Grant of Options to Key Employees.  Subject to the terms and provisions of the Plan, Options may be granted to Key Employees at any time and from time to time as shall be determined by the Committee Subject to Section 4 above, the Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Key Employee, provided, however, that the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which a Key Employee may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and the rules and regulations thereunder.  The date of grant of an Option shall be the date specified by the Committee in its grant of the Option.  The

Board of Directors may, in its sole discretion, grant options to Key Employees under the conditions set forth in this Section 6.

(b)                                 Option Agreement.  Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability, or other termination of employment, and such other provisions as the Committee shall determine.  The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Non-qualified Stock Option.

(c)                                  Option Price.  The exercise price per Share of Stock covered by an Option (“Option Price”) shall be determined by the Committee subject to the following limitations.  In the case of an ISO, the Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date, or in the case of any Optionee who, at the time such Incentive Stock Option is granted, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, not less than 110% of the Fair Market Value of such Stock on the date the Incentive Stock Option is granted.  In the case of a NQSO, the Option Price shall not be less than 100% of the Fair Market Value of the Stock on the Grant Date.  In no event shall the Option Price of any Option be less than the par value of the Stock.

(d)                                 Duration of Options.  Each Option shall expire at such time as the Committee shall determine at the time of grant, provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its Award Date and no Incentive Stock Option which is granted to any Optionee who, at the time such Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five years from the date such Option is granted.

(e)                                  Exercisability.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants.

(f)                                    Method of Exercise.  In order to exercise an option, the holder thereof (the “Optionee”) shall deliver to the Company written notice specifying the number of shares of Stock to be purchased, together with cash or a certified or bank cashier’s check payable to the order of the Company in the full amount of the purchase price therefor, provided that: (i) if so provided in the Option Agreement, the Participant may deliver a properly executed exercise notice together with irrevocable instructions to a stockbroker to sell immediately some or all of the Shares acquired by exercise of the Option and to promptly deliver to the Company an amount of the sale proceeds (or in lieu of a pending a sale, loan proceeds) sufficient to pay the purchase price, (ii) such purchase price may be paid in Shares of Stock owned by the Optionee having a fair market value on the date of exercise equal to the aggregate purchase price, or in a combination of cash and whole Shares of Stock, and (iii) for the purpose of assisting an Optionee to exercise an Option, the Company may, if permitted by law, make loans to the Optionee or guarantee loans made by third parties to the Optionee on such terms and conditions as the Board of Directors may authorize.  If the Optionee so requests, Shares of Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person provided that Optionee pays any documentary, transfer or other tax applicable to such issuance.  An Optionee shall have none of the rights of a stockholder until the date as of which Shares of Stock are issued to him.  For purposes of payment described in (i) above, the exercise shall be deemed to have occurred on the date the Company receives the exercise notice, accompanied by the stockbroker instructions, unless the Committee determines otherwise.

(g)                                 Non-trasferability of Options.

(i) Subject to Sections 6(g)(ii) and 19(b) below, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution.  During the lifetime of a Participant to whom an Incentive Stock Option is granted, the Incentive Stock Option may be exercised only by the Participant or his guardian or legal representative.

(ii) The Committee may grant Non-qualified Stock Options (with or without tandem SARs) that are transferable during the lifetime of the Participant, provided that (A) no consideration is paid for the transfer and (B) no Options granted to Section 16 Persons may be transferable unless and except to the extent such transferability would not result in the loss of any Rule 16b-3 exemptions for nontransferable Options granted or to be granted under the Plan.  The transferee of an Option shall be subject to all restrictions applicable to the Option prior to its transfer.  The Agreement granting the Option shall set forth the transfer conditions and restrictions.  The Committee may impose on any transferable Option and on Stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate.

7.                                      Stock Appreciation Rights.

(a)                                  Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants, at the discretion of the Committee, in any of the following forms:

(i) In connection with the grant, and exercisable in lieu, of Options (“Tandem SARs”);

(ii) In connection with, and exercisable in addition to, the grant of Options (“Additive SARs”);

(iii) Independent of the grant of Options (“Freestanding SARs”); or

(iv) In any combination of the foregoing.

(b)                                 Exercise of Tandem SARs.  Tandem SARs may be exercised with respect to all or part of the Shares subject to the Related Option.  The exercise of Tandem SARs shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Tandem SAR is exercised.  Conversely, the exercise, in whole or part, of a Related Option, shall cause a reduction in the number of Shares subject to the Tandem SAR equal to the number of Shares with respect to which the Related Option is exercised.  Shares with respect to which the Tandem SAR shall have been exercised may not be subject again to an Award under the Plan.

Notwithstanding any other provision of the Plan to the contrary, a Tandem SAR shall expire no later than the expiration of the Related Option and shall be exercisable only when the Related Option is eligible to be exercised.  In addition, if the Related Option is an ISO, a Tandem SAR shall be exercised for no more than 100% of the difference between the Fair Market Value of Shares subject to the Related Option at the time the Tandem SAR is exercised and the Option Price of the Related Option.

(c)                                  Exercise of Additive SARs.  Additive SARs shall be deemed to be exercised upon, and in addition to, the exercise of the Related Option.  The deemed exercise of Additive SARs shall not reduce the number of Shares with respect to which the Related Option remains unexercised.

(d)                                 Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon such SARs.

(e)                                  Other Conditions Applicable to SARs. In no event shall the term of any SAR granted under the Plan exceed ten years from the Grant Date.  A SAR may be exercised only when the Fair Market Value of a Share exceeds either (i) the Fair Market Value per Share on the Grant Date in the case of a Freestanding SAR or (ii) the Option Price of the Related Option in the case of either a Tandem or Additive SAR.  A SAR shall be exercised by delivery to the Committee of a notice of exercise in the form prescribed by the Committee.

(f)                                    Payment Upon Exercise of SARs.  Subject to the provisions of the Agreement, upon the exercise of a SAR, the Participant shall be entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal to the product of multiplying (i) the number of Shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the SAR over (B) either (x) the Fair Market Value per Share on the Award Date in the case of a Freestanding SAR or (y) the Option Price of the Related Option in the case of either a Tandem or Additive SAR.

Payment to the Participant shall be made in Shares, valued at the Fair Market Value of the date of exercise, in cash, or a combination thereof, as the Committee may provide in the SAR Agreement.  To the extent required to satisfy the conditions of Rule 16b-3(e), or as otherwise provided in the Agreement, the Committee shall have the sole discretion to consent to or disapprove the election of any Participant to receive cash in full or partial settlement of an SAR.  In cases where an election of settlement in cash must be consented to by the Committee, the Committee may consent to, or disapprove, such election at any time after such election, or within such period for taking action as is specified in the election, and failure to give consent shall be disapproval.  Consent may be given in whole or as to a portion of the SAR surrendered by the Participant.  If the election to receive cash is disapproved in whole or in part, the SAR shall be deemed to have been exercised for Shares, or, if so specified in the notice of exercise and election, not to have been exercised to the extent the election to receive cash is disapproved.

(g)                                 Non-transferability of SARs.  No SARs granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution.  Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

8.                                      Restricted Stock.

(a)                                  Grant of Restricted Stock.   Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine.  Participants receiving Restricted Stock Awards shall not be required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services and/or until other conditions are satisfied as determined by the Committee in its sole discretion, unless required by applicable law.

(b)                                 Restricted Stock Agreement.   Each Restricted Stock grant shall be evidenced by an Agreement that shall specify the Period of Restriction, the conditions which must be satisfied prior to removal of the restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

(c)                                  Transferability.   Except as provided in this Section 8, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon earlier satisfaction of such other conditions as may be specified by the Committee in its sole discretion and set forth in the Agreement.  All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

(d)                                 Other Restrictions.  The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. Alternatively, the Committee, in its sole discretion, may have Shares of Restricted Stock issued without legend and held by the Secretary until such time that all restrictions are satisfied.

(e)                                  Certificate Legend.  In the event that the Committee elects to legend the certificates representing Restricted Stock, and in addition to any legends placed on certificates pursuant to Section 8(d) above, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the AEP Industries Inc. 2005 Stock Option Plan, as amended, effective January 1, 2005 and in a Restricted Stock Agreement dated                     .  A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of AEP Industries Inc.

(f)                                    Removal of Restrictions.   Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee in its sole discretion.  Once the Shares are released from the restrictions, the Participant shall be entitled to have removed any legend that may have been placed on the certificates representing such Shares pursuant to Sections 8(d) and 8(e) herein.

(g)                                 Voting Rights.   During the Period of Restriction, Participants in whose name Shares of Restricted Stock are granted hereunder may exercise full voting rights with respect to those Shares.

(h)                                 Dividends and Other Distributions.  During the Period of Restriction, Participants in whose name Shares of Restricted Stock are granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were distributed and the Shares shall be so legended.

9.                                      Performance Awards.

(a)                                  Grant of Performance Awards.  Subject to the terms and provisions of the Plan, Performance Awards in the form of either Performance Units or Performance Shares may be granted to Participants at any time and from time to time as shall be determined by the Committee.  Subject to Section 4 above, the Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant, provided that on each date that any cash is paid to any Participant pursuant to Performance Units, the amount of cash shall be divided by the Fair Market Value of a Share of Stock on such date, and the result shall be deducted from the number of Shares that may be issued under the Plan in the aggregate or to any Participant under Section 4 above.  Participants receiving Performance Awards shall not be required to pay the Corporation therefor (except for applicable tax withholding) unless required by applicable law.

(b)                                 Value of Performance Awards.  The Committee shall determine the number of Performance Units or Performance Shares granted to each Participant as a Performance Award.  The Committee shall set performance goals in its discretion for each Participant who is granted a Performance Award.  The extent to which such performance goals are met will determine the value of the Performance Unit or Performance Share to the Participant.  Such performance goals may be particular to a Participant, may relate to the performance of the Division or Subsidiary which employs him, may be based on the performance of the Company generally, or a combination of the foregoing.  The performance goals may be based on achievement of balance sheet or income statement objectives, or any other objectives established by the Committee.  The performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.  The Committee shall determine the time period during which the performance goals must be met (“Performance Period”).  Each Performance Award shall be subject to such other terms and conditions as the Committee may determine which shall be set forth in an Agreement.

(c)                                  Settlement of Performance Awards.  After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof based on the degree to which the performance goals established by the Committee and set forth in the Agreement have been satisfied.

(d)                                 Form of Payment.  Payment of the amount to which a Participant shall be entitled upon the settlement of Performance Award shall be made in cash, Stock, or a combination thereof as determined by the Committee.  Payment may be made in a lump sum or installments as prescribed by the Committee.

(e)                                  Non-transferability.  Unless the Committee provides otherwise pursuant to Section 19(b) below, no Performance Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution.  All rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall be exercisable during his lifetime only by such

Participant or his guardian or personal representative.

10.                               Other Stock Unit Awards.

(a)                                  Grant.  The Committee is authorized to grant to Participants, either alone or in addition to other Awards made under the Plan, Other Stock Unit Awards to be issued at such times, subject to or based upon achievement of such performance or other goals and on such other terms and conditions as the Committee shall deem appropriate and specify in the Agreement relating thereto, which need not be the same with respect to each Participant.  Stock or other securities granted pursuant to Other Stock Unit Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.

(b)                                 Sale and Transferability.  To the extent an Other Stock Unit Award granted under the Plan is deemed to be a derivative security within the meaning of Rule 16b-3, it may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, unless the Committee provides otherwise pursuant to Section 19(b) below. All rights with respect to such Other Stock Unit Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or personal representative.

11.                               Change in Control.

In the event of a Change in Control or immediately prior to a Change in Control of the Company, the Committee may, in its complete discretion, cause: (a) each Option then outstanding under the Plan to become fully exercisable and remain so for the duration of the Option as specified in the Agreement; (b) all restrictions or conditions related to grants of Restricted Stock to be deemed immediately and fully satisfied and all certificates representing such Shares of Restricted Stock to be released or issued free of any legend, and thereby become freely transferable; and (c) any or all restrictions or conditions related to an Award to be released and accelerated, in such a manner, in the case of Section 16 Persons, as to conform to the provisions of Rule 16b-3.

12.                               Option Grants to Outside Directors.

(a)                                  Option Grants.  Immediately following each annual meeting of stockholders of the Company, commencing with the 2005 meeting and continuing with each annual meeting of stockholders thereafter until the Plan is terminated or expires pursuant to Section 16 below, or, if any such annual meeting is held on a date for which Fair Market Value cannot be calculated (because Common Stock is not traded on such date or for any other reason), then on the next date for which Fair Market Value can be calculated, each person who is an Eligible Director immediately following such annual meeting shall be granted a Non-qualified Stock Option to purchase 1,000 shares of Stock.  The price at which shares may be purchased under any option granted pursuant to this Section 12(a) shall be their Fair Market Value on the date such option is granted.

(b)                                 Term of Option and Limitations on Right to Exercise.

(i)                                     Except as otherwise provided in Subsections 12(b)(ii), (iii), and (iv) below, an Option granted to an Outside Director may be exercised at any time for all or from time to time for any part of the shares which are subject to purchase under the Option, before the tenth anniversary of the date on which the Option was granted.  If not sooner exercised or terminated pursuant to the preceding sentence or the other provisions of this Subsection 12(b)(i), an Option shall expire on the tenth anniversary of the date on which it was granted.

(ii)                                  An Option granted to an Outside Director may not be exercised in whole or in part until the fifth anniversary of the grant date of the Option except as follows:

Exercise Period	Cumulative Percentage of Aggregate Number of Shares of Stock Covered by Option Which May be Purchased

Within first year from date of grant	0%

Beginning one year from date of grant	20%

Beginning two years from date of grant	40%

Beginning three years from date of grant	60%

Beginning four years from date of grant	80%

Beginning five years from date of grant	100%

less, in the case of each exercise period, the number of Shares of Stock, if any, previously purchased under the Option.

(iii)                               A Participant’s right to exercise an Option that is otherwise exercisable pursuant to the provisions of Subsections 12(b)(i) and (ii) above shall terminate one year after the Participant’s service on the Board of Directors terminates for any reason other than cause within the meaning of the Company’s by-laws, and upon the termination of the Participant’s service on the Board of Directors for cause.

(iv)                              An Option may not be exercised for fewer than one hundred Shares unless fewer than one hundred Shares remain subject to the Option at the time, in which case the Option may not be exercised for less than the full balance of the Shares that remain subject to the Option at the time.

(c)                                  Time and Manner of Option Exercise.  An Option granted under this Section 12 shall be considered exercised if and when written notice, signed by the person exercising the Option and stating the number of Shares with respect to which the Option is being exercised, is received by the Secretary on a form approved for this purpose by the Committee, accompanied by full payment of the Option exercise price in one or more of the forms described in Section 12(d) below for the number of Shares to be purchased. No Option may at any time be exercised with respect to a fractional Share.

(d)                                 Payment of Exercise Price.  The Option exercise price may be paid in whole or in part (i) in cash, (ii) by bank-certified check, cashier’s check, or personal check subject to collection, (iii) in whole Shares valued at their Fair Market Value on the date of exercise, provided that such Shares have been held by the Participant for at least six months before the date of exercise or satisfy such other requirement(s) as the Committee may impose, or (iv) by delivering to the Company a properly executed exercise notice together with a copy of irrevocable instructions to a stockbroker to sell immediately some or all of the Shares acquired by exercise of the Option and to deliver promptly to the Company an amount of sale proceeds (or, in lieu of or pending a sale, loan proceeds) sufficient to pay the purchase price.

(e)                                  Exercise After Death.  Following the death of an Outside Director any Options that were exercisable at the time of his death may be exercised prior to their expiration or termination pursuant to the provisions of Section 12(b) above by the Participant’s beneficiary designated pursuant to the provision of Section 12(f) below or, if no such beneficiary has been designated or survives the Participant, by the Participant’s estate or the person or persons to whom the Options passed by will or the laws of descent and distribution.

(f)                                    Transferability.  An Option granted to an Outside Director under the Plan is not transferable by the Participant other than by will or the laws of descent and distribution and, during the lifetime of the Participant, is exercisable only by him or his legal representative.  Notwithstanding the foregoing, a Participant may designate a beneficiary to whom his Options shall pass in the event of his death, provided that such beneficiary is designated in writing on a form approved for that purpose by the Committee and such form is received by the Secretary prior to the Participant’s death and, provided further, that the Committee consents to any beneficiary so designated.

13.                               Adjustment for Changes in Stock Subject to Plan and Other Events.  In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or Shares of the Company, the Committee shall make such adjustments, if any, as it deems appropriate in the number and kind of Shares subject to the Plan, in the number and kind of Shares covered by outstanding Awards, in the Option price per Share of outstanding Options, in the maximum number of Shares that may be issued to any Participant pursuant to Awards made under the Plan, and in the number of Shares which shall be optioned annually to each Outside Director pursuant to Section 12 hereof. If the adjustment would produce fractional Shares with respect to any then outstanding Awards, the Committee may adjust appropriately the number of Shares covered by the outstanding Awards so as to eliminate the fractional Shares.  Any adjustment to be made with respect to Incentive Stock Options shall comply with Sections 422 and 424 of the Code.

In connection with any merger or consolidation in which the Company is not the surviving corporation or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of all, or a majority of the then outstanding voting securities of the Company, all outstanding Options under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding Options granted thereunder, on and after (a) 15 days prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (b) the date of commencement of such tender offer or exchange offer, as the case may be.

14.                               (a)                                  Registration, Listing and Qualification of Shares of Stock.  Each Award shall be subject to the requirement that if at any time the Committee shall determine that the registration, listing, or qualification of the Shares covered thereby upon any securities exchange or under any Federal or state law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase, issuance, or transfer of Shares thereunder, no such Award may be exercised unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.  The Company may require that any person exercising an Option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

(b)                                 Other Terms and Conditions.  The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of Awards, as it deems advisable.

15.                               Effectiveness of Plan.  The Plan will not be effective unless approved by a majority of the votes cast by the stockholders of the Company at a meeting of stockholders duly called and held for such purpose within twelve months of adoption by the Board, and no Award granted hereunder shall be exercisable prior to such approval.

16.                               Amendment, Modification, and Termination of Plan.

(a)                                  Amendment, Modification and Termination.   Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no Award shall be granted hereunder after, the earlier of (i) the close of business on the next day preceding the tenth anniversary of the date of adoption of the Plan by the Board of Directors or (ii) the date on which all Shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of Options granted under the Plan.  If the date of termination is determined under (i) above, then Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Options.  At any time and from time to time, the Board may terminate, amend, or modify the Plan.  The Board is specifically authorized to amend the Plan and take such other action as it deems necessary or appropriate to comply with Code Section 162(m) and regulations issued thereunder, or with Rule 16b-3. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules, or regulations.  The Plan provisions that determine the amount, price and timing of Option grants to Outside Directors may not be amended more than once every six months, other than to comply with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder, unless the Board determines that Rule 16b-3 will not be rendered unavailable thereby.

(b)                                 Awards Previously Granted.   No termination, amendment, or modification of the Plan, shall adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

17.                               Withholding.

(a)                                  Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment under or as a result of this Plan.

(b)                                 Stock Withholding.  To the extent that the Code requires withholding upon the exercise of Non-qualified Stock Options, or upon the lapse of restrictions on Restricted Stock, or upon the occurrence of any other similar taxable event, the Committee may permit or require, subject to any rules it deems appropriate, the withholding requirement to be satisfied, in whole or in part, with or without the consent of the Participant, by having the Company withhold Shares having a Fair Market Value equal to the amount required to be withheld from the Shares issuable to the Participant.  The value of the Shares to be withheld shall be based on Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined.

18.                               Successors.

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

19.                               General.

(a)                                  Requirements of Law.  The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required.  No Shares shall be issued or transferred pursuant to this Plan unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been complied with.  In connection with any such issuance or transfer, the person acquiring the Shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect to such matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

(b)                                 Effect of the Plan.  The establishment of the Plan shall not confer upon any Participant any legal or equitable right against the Company, a Subsidiary, a Parent, or the Committee, except as expressly provided in the Plan.  The Plan is does not intended to constitute a contract of employment between the Company or any of its Subsidiaries or Affiliates and any Participant. Participation in the Plan shall not give any Participant any right to be retained in the service of the Company or any of its Subsidiaries or Affiliates.  No Award and no right under the Plan, contingent or otherwise, shall be subject to any encumbrance, pledge or charge of any nature or shall be assignable except that, under such rules and regulations as the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated in respect to the Award in the event of the death of the holder of the Award and except, also, that if the beneficiary shall be the executor or administrator of the estate of the holder of the Award, any rights in respect to such Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Award or under the laws relating to descent and distribution.

(c)                                  Certain Hardship Distribution Provisions.  No Participant may exercise an Award or engage in any other transaction with respect to an Award or the Plan during the balance of the calendar year after the Participant receives a hardship distribution from a plan of the Company or a related party within the provisions of Code sections 414(b),(c), (m) or (o) containing a cash or deferred arrangement under Section 401(k) of the Code, or during the following calendar year, if such exercise or other transaction would constitute an elective contribution or employee contribution to the Plan within the meaning of Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4).  The preceding sentence shall not apply if and to the extent that the Committee determines it is not necessary to qualify any such plan as a cash or deferred arrangement under Section 401(k) of the Code.

(d)                                 Creditors.  The interests of any Participant under the Plan or any Agreement shall not be subject to the claims of creditors and may not, in any way, be assigned, alienated, or encumbered.

(e)                                  Governing Law.  The Plan, and all Agreements made pursuant hereto, shall be governed, construed, and administered in accordance with and governed by the laws of the State of New Jersey and the intention of the Company that ISOs granted under the Plan qualify as such under Section 422 of the Code.

(f)                                    Severability.  In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g)                                 Rule 16b-3 Requirements; Code Section 162(m).  Any provision of the Plan to the contrary notwithstanding: (i) the Committee may impose such conditions on any Award as the Committee may determine, on the advice of counsel, are necessary or desirable to satisfy the provisions of Rule 16b-3; (ii) transactions by and with respect to Section 16 Persons shall comply with any applicable conditions of Rule 16b-3 unless the Committee determines otherwise; (iii) transactions with respect to persons whose remuneration is subject to the provisions of Section 162(m) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code unless the Committee determines otherwise; (iv) the Plan is intended to give the Committee the authority to grant Awards that qualify as performance-based compensation under Code Section 162(m)(4)(C) as well as Awards that do not so qualify; and (v) any provision of the Plan that would prevent the Committee from exercising the authority referred to in clause (iv) hereof or that would prevent an Award that the Committee intends to qualify as performance-based compensation under Code Section 162(m)(4)(C) from so qualifying shall be administered, interpreted and construed to carry out the Committee’s intention, and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

20.                               Other Actions.  Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not by way of limitation, the right of the Company to grant or issue options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation, or association.